UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2015

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 14, 2015, NIC Inc. (the “Company”) entered into Amendment No. 2 to Amended and Restated Credit Agreement (the “Amendment’), which amends the Amended and Restated Credit Agreement, dated as of August 6, 2014 as amended by Amendment No. 1 dated July 9, 2015, by and between the Company and Bank of America, N.A. (the “Credit Agreement”).  The Amendment provides that the interest rate on any amounts borrowed by the Company under the Credit Agreement will be at an annual rate benchmarked to LIBOR with a term equivalent to such borrowing or at an annual rate adjusted daily and benchmarked to LIBOR for a one-month term, in each event plus a margin of either 1.15% (if the Company’s consolidated leverage ratio is less than 1.50:1) or 1.25% (if the Company’s consolidated leverage ratio is greater than or equal to 1.50:1) of face value per annum.  The Amendment also decreases the fees payable by the Company on outstanding letters of credit to 1.00% times the daily amount available to be drawn under any Letter of Credit.

A copy of the amendment is furnished with this report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
10.1	Amendment No. 2 to Amended and Restated Credit Agreement Dated as of December 14, 2015 between NIC Inc., as Borrower, and Bank of America, N.A., as Lender and L/C Issuer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan Chief Financial Officer

Date:  December 15, 2015

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